UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2025
Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37716	72-1211572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin,	Texas	78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	STRS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 14, 2025, Lantana Place, L.L.C. (Seller), a Texas limited liability company and a wholly-owned subsidiary of Stratus Properties Inc. (Stratus), completed the previously disclosed disposition of the real and personal property associated with the retail component of Lantana Place (Lantana Place – Retail), for $57.5 million in cash to Scripps CMH LLC, a Delaware limited liability company, as to an undivided 70.538% interest, and Lantana SRB LLC, a Wyoming limited liability company, as to an undivided 29.462% interest, as tenants-in-common (collectively, Purchaser). The sale was made pursuant to an Agreement of Sale and Purchase, as amended, between Seller and Purchaser (the Purchase Agreement). Pre-tax net cash proceeds were approximately $26.9 million after payment of the project loan and selling costs.

Lantana Place – Retail was part of Stratus’ mixed-use Lantana Place project within the Lantana community, located south of Barton Creek in Austin, Texas. Lantana Place – Retail consists of a 99,377-square-foot retail space, including anchor tenant, Moviehouse & Eatery, and a ground lease for an AC Hotel by Marriott. Following the sale, Stratus retains the property planned for an approximately 210-unit multi-family development project that is part of Lantana Place, which Stratus refers to as The Saint Julia.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, as amended, copies of which are Exhibit 2.1 and Exhibit 2.2 to this report and are incorporated herein by reference.

Item 8.01. Other Events.

On November 20, 2025, Stratus issued a press release, titled “Stratus Properties Inc. Completes Sale of Lantana Place – Retail for $57.5 Million.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information.

The following unaudited pro forma financial statements were derived from Stratus’ historical financial statements and are being presented to give effect to the disposition of Lantana Place – Retail for pre-tax net cash proceeds of $26.9 million after payment of selling costs and the project loan as described above in Item 2.01 of this report (the Lantana Place – Retail Disposition).

Presented below are the following unaudited pro forma financial statements:
•Condensed consolidated balance sheet as of September 30, 2025, as adjusted assuming the Lantana Place – Retail Disposition had occurred on September 30, 2025; and
•Condensed consolidated statements of operations for the year ended December 31, 2024, and the nine months ended September 30, 2025, as adjusted assuming the Lantana Place – Retail Disposition had occurred on January 1, 2024.

The unaudited pro forma condensed financial statements are prepared in accordance with Rule 8-05 and Article 11 of Regulation S-X. The pro forma adjustments have been made solely for the purpose of providing pro forma financial information as required by the U.S. Securities and Exchange Commission (SEC) rules. Differences between these pro forma adjustments and the final accounting for Lantana Place – Retail Disposition may be material. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this report.

The pro forma financial information is provided for informational purposes only and is not representative or necessarily indicative of what the actual consolidated results of operations or the consolidated financial position of Stratus would have been had Lantana Place – Retail Disposition occurred on the dates assumed, nor are they necessarily representative or indicative of Stratus’ future consolidated results of operations or consolidated financial position. The unaudited pro forma condensed consolidated balance sheet and statements of operations should be read in conjunction with (i) the accompanying notes to the pro forma financial information (ii) the Current Report on Form 8-K filed with the SEC on October 23, 2025 (for reporting the Purchase Agreement), (iii) the historical audited consolidated financial statements and accompanying notes of Stratus contained in its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025 (2024 Form 10-K), and (iv) the historical unaudited condensed consolidated financial statements and accompanying notes of Stratus contained in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, filed with the SEC on November 12, 2025 (Third Quarter 2025 Form 10-Q).

STRATUS PROPERTIES INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2025
(In Thousands)

	Historical (1)	Lantana Place – Retail Adjustments (2)	Pro Forma
ASSETS
Cash and cash equivalents	$55,040	$26,939	$81,979
Restricted cash	483	—	483
Real estate held for sale	11,584	—	11,584
Real estate under development	182,775	—	182,775
Land available for development	76,281	—	76,281
Real estate held for investment, net	226,776	(26,142)	200,634
Lease right-of-use assets	9,537	—	9,537
Deferred tax assets	153	—	153
Other assets	9,933	(3,225)	6,708
Total assets	$572,562	(2,428)	570,134

LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$8,480	—	8,480
Accrued liabilities, including taxes	6,657	(773)	5,884
Debt	203,898	(29,451)	174,447
Lease liabilities	15,219	—	15,219
Deferred gain	1,087	—	1,087
Other liabilities	5,135	(742)	4,393
Total liabilities	240,476	(30,966)	209,510

Total equity	332,086	28,538	360,624
Total liabilities and equity	$572,562	(2,428)	570,134

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(1)Stratus’ historical financial information has been derived from its Third Quarter 2025 Form 10-Q.
(2)Pro forma adjustments reflect the Lantana Place – Retail Disposition for pre-tax net cash proceeds of $26.9 million after the use of a portion of the proceeds to pay the full outstanding balance of the project loan ($29.8 million). The pre-tax net cash proceeds exclude any settlement prorations upon closing of the transaction.

A reconciliation of the sale price to net cash proceeds follows (in millions):

Sale price	$57.5
Buyer credit	(0.1)
Selling costs	(0.7)
Lantana Place project loan principal balance	(29.8)
Net cash proceeds	$26.9

STRATUS PROPERTIES INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands)

	Nine Months Ended September 30, 2025
		Adjustments
	Historical (1)	Lantana Place – Retail (2)	Other (3)	Pro Forma
Revenues	$21,617	$(3,842)	$—	$17,775
Cost of sales	27,790	(2,356)	—	25,434
General and administrative expenses	11,474	—	—	11,474
Gain on sale of assets	(5,200)	—	—	(5,200)
Operating loss	(12,447)	(1,486)	—	(13,933)
Interest expense, net	(1,026)	1,562	(816)	(280)
Loss on interest rate cap agreements	(23)	—	—	(23)
Loss on extinguishment of debt	(216)	55	—	(161)
Other loss, net	(181)	—	—	(181)
(Provision for) benefit from income taxes (4)	(166)	(12)	171	(7)
Net (loss) income and total comprehensive (loss) income	(14,059)	119	(645)	(14,585)
Total comprehensive loss attributable to noncontrolling interests	6,466	—	—	6,466
Net (loss) income and total comprehensive (loss) income attributable to common stockholders	$(7,593)	119	(645)	(8,119)

Basic and diluted net loss per share attributable to common stockholders	$(0.94)			$(1.01)

Basic and diluted weighted-average common shares outstanding (5)	8,051			8,051

	Year Ended December 31, 2024
		Adjustments
	Historical (1)	Lantana Place – Retail (2)	Other (3)	Pro Forma
Revenues	$54,183	$(5,205)	$—	$48,978
Cost of sales	43,012	(2,865)	—	40,147
General and administrative expenses	14,952	—	—	14,952
Gain on sale of assets	(1,626)	(27,391)	—	(29,017)
Operating (loss) income	(2,155)	25,051	—	22,896
Interest expense, net	—	1,545	(1,545)	—
Loss on extinguishment of debt	(69)	(349)	—	(418)
Other income, net	758	—	—	758
(Provision for) benefit from income taxes (4)	(442)	(5,604)	324	(5,722)
Net (loss) income and total comprehensive (loss) income	(1,908)	20,643	(1,221)	17,514
Total comprehensive loss attributable to noncontrolling interests	3,864	—	—	3,864
Net income and total comprehensive income attributable to common stockholders	$1,956	20,643	(1,221)	21,378

Net income per share attributable to common stockholders
Basic	$0.24			$2.65
Diluted	$0.24			$2.61

Weighted-average common shares outstanding (5)
Basic	8,059			8,059
Diluted	8,189			8,189

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(1)Stratus’ historical financial information has been derived from its Third Quarter 2025 Form 10-Q and 2024 Form 10-K, as applicable.
(2)Pro forma adjustments reflect the Lantana Place – Retail Disposition, including an estimated pre-tax gain of $27.4 million in 2024, and use of a portion of the net cash proceeds to pay the full outstanding balance of the project loan. The estimated gain was calculated based on September 30, 2025 balances.
(3)All periods presented include adjustments to capitalized interest.
(4)The effect on income taxes of the pro forma adjustments has been computed based on the statutory rates in effect during the periods presented.
(5)The historical weighted-average shares of common stock outstanding exclude approximately 157 thousand shares for the first nine months of 2025 that were anti-dilutive as a result of the net loss for the period and 14 thousand shares for the year 2024 that were anti-dilutive.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title
2.1	Agreement of Sale and Purchase by and between Lantana Place, L.L.C., as seller, and Scripps CMH LLC and Lantana SRB LLC, as purchasers, dated as of September 3, 2025 (incorporated herein by reference to Exhibit 10.1 to Stratus' Current Report on Form 8-K filed on October 23, 2025).
2.2	First Amendment to Agreement of Sale and Purchase by and between Lantana Place, L.L.C., as seller, and Scripps CMH LLC and Lantana SRB LLC, as purchasers, effective as of October 17, 2025 (incorporated herein by reference to Exhibit 10.2 to Stratus' Current Report on Form 8-K filed on October 23, 2025).
99.1	Press release dated November 20, 2025, titled “Stratus Properties Inc. Completes Sale of Lantana Place – Retail for $57.5 Million.”
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By:	/s/ Erin D. Pickens
Erin D. Pickens
Senior Vice President and Chief Financial Officer (authorized signatory and Principal Financial Officer and Principal Accounting Officer)

Date: November 20, 2025